Exhibit 99.1

RumbleOn Announces Fiscal 2019 Operating Results

Provides Business Update and withdraws Prior 2020 Financial Guidance

Dallas, Texas, March 30, 2020 – RumbleOn, Inc. (NASDAQ:RMBL), the e-commerce company using innovative technology to simplify how dealers and consumers buy, sell, trade or finance pre-owned vehicles, today announced operating results for the year ended December 31, 2019. The Company also provided a business update in response to the impact of the COVID-19 pandemic. Furthermore, given the heightened uncertainty resulting from the COVID-19 pandemic, RumbleOn is withdrawing its prior 2020 financial guidance.

“Keeping our employees and their families safe is our top priority. The COVID-19 pandemic has created stark imbalances in both supply and demand, drastically changing consumer and business spending across many sectors. Companies across the country and around the world are working to adjust business operations and financial forecasting amid uncertainty during this unprecedented time,” said RumbleOn CEO Marshall Chesrown.

“There is no playbook for running a company during a pandemic, but we are committed to prudent management of our financial resources as we navigate this environment and are taking certain actions to protect our business. As many OEMs have suspended production, we’ve likewise temporarily halted inventory acquisition. We have done proactive and direct outreach to our customers and partners to reassure them that we are operational and positioned to reaccelerate our business of both buying and selling pre-owned vehicles when demand returns and it is safe to resume operation,” continued Chesrown.

2019 Financial Results Commentary

“We built RumbleOn with ambitious plans and scaled the business quickly. With over $840 million in revenue in 2019, we now have a national brand, and have bought and sold cars, trucks and powersport vehicles to consumers and dealers across the country,” continued Chesrown. “Our rapid growth impacted our operational efficiency in various areas during the year. In line with the plan we outlined on our last earnings call, we took a disciplined approach to sales in the fourth quarter and demonstrated significant improvements in both our retail mix and gross margin in the fourth quarter.”

Summary of Preliminary Fiscal Year 2019 Financial Results (Unaudited)

All results are for the year ending December 31, 2019. RumbleOn’s operating results are as follows:

●
Total vehicle unit sales in 2019 was 43,143 units. Consistent with its previously communicated plan, the company held back units in Q4 in order to build inventory for the historically strong first half of the year.
●
Total unit sales to consumers was 3,747, 8.7% of total units sold.
●
Total revenue was $840.6 million.
●
Total gross profit was $50.6 million, for a total gross margin of 6.0%.
●
Total vehicle gross profit per unit was $1,021.
●
Sales, General and Administrative Expenses including depreciation were $86.6 million.
o
Advertising and Marketing expense was $18.2 million.
o
Technology development expenses were $2.4 million.
o
General and Administrative expense was $29.9 million.
o
Compensation and related costs were $33.5 million.
o
Professional fees were $2.6 million.
●
Operating loss for the year was $(37.8) million, or (4.5)% of revenue.
●
Net Loss was $(45.2) million, or (5.4)% of revenue.
●
Adjusted EBITDA loss of $(26.4) million.
●
Net loss per share was $(2.03) based on 22,294,268 basic and fully diluted Class B shares.

Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA is provided in the attached financial tables.

Operating Metrics by Vehicle Type (Unaudited)

A comparison of operating metrics by vehicle type for 2019 and 2018 is set forth below. As a reminder, RumbleOn entered the automotive market in Q4 2018, therefore 2018 automotive results are inclusive of results for the months of November and December 2018 only.

	2019	2018
Powersports Units	13,191	8,524
Automotive Units	29,952	4,005

Powersports Revenue ($000)	$101,009	$61,204
Automotive Revenue ($000)	$717,043	$91,370

Powersports Average Sales Price	$7,657	$7,180
Automotive Average Sales Price	$23,940	$22,814

Powersports Gross Profit per Unit	$935	$806
Automotive Gross Profit per Unit	$1,059	$1,400

Powersports Gross Margin per Unit (%)	12.2%	11.2%
Automotive Gross Margin per Unit (%)	4.4%	6.1%

Outlook

RumbleOn’s operations and business have experienced disruption due to the unprecedented conditions surrounding the COVID-19 pandemic spreading throughout the United States. In response to the COVID-19 pandemic, federal, state and local governments are considering placing, or have placed, restrictions on conducting or operating business activities. The Company has been and will continue to be impacted by those restrictions, including the closures of certain offices. Given that the type, degree and length of such restrictions are not known at this time, the Company cannot predict the overall impact of such restrictions on the Company, its customers, its regional business partners, and others that the Company works with or the overall economic environment. As such, the impact these restrictions may have on the Company’s financial position, operating results and liquidity cannot be reasonably estimated at this time. Also, the Company and its insurance carriers continue the assessment of the costs and damages sustained by the Company’s Nashville facilities and inventory from the tornadoes on March 3, 2020.

“Given the uncertainty of the ongoing impact of these factors combined with the broader uncertainty in market supply and demand, we have taken immediate actions to mitigate the impact on our financial performance. We believe it is prudent to suspend our guidance until we can better gauge market conditions and have a clearer understanding of the impact from the COVID-19 pandemic,” concluded Chesrown.

Annual Report

The Company is delaying the filing of its Annual Report for the year ended December 31, 2019 (the “Annual Report”) by up to 45 days in accordance with the U.S. Securities and Exchange Commission’s (“SEC”) March 25, 2020 Order (which extended and superseded a prior order issued on March 4, 2020), pursuant to Section 36 of the Exchange Act (Release No. 34-88465) (the “Order”), which allows for the delay of certain filings required under the Exchange Act. In reliance upon the Order, the Company expects to file its Annual Report no later than May 14, 2020, which is 45 days after the original due date of the Annual Report. If the Annual Report is filed by May 14, 2020, it will be deemed timely filed by the SEC.

The Company has not completed its Annual Report. As such, the information in this press release and on the Company’s website is subject to change. Although the Company currently expects that its final 2019 results will be as described in this press release and on its website, it is possible that the Company’s final 2019 results will be different. The information in this press release and on the Company’s website represents the most current information available to management and is not meant to be a comprehensive statement of the Company’s financial results for the year ended December 31, 2019.

About RumbleOn

RumbleOn (NASDAQ: RMBL) is an e-commerce company that uses innovative technology to simplify how dealers and customers buy, sell, trade, or finance pre-owned vehicles through RumbleOn’s 100% online marketplace. Leveraging its capital-light network of 17 regional partnerships and innovative technological solutions, RumbleOn is disrupting the old-school pre-owned vehicle supply chain by providing users with the most efficient, timely and transparent transaction experience. For more information, please visit http://www.rumbleon.com.

Non-GAAP Financial Measures

 As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release.

Adjusted EBITDA is defined as net loss adjusted to add back interest expense (including debt extinguishment) and depreciation and amortization, and certain charges and expenses, such as goodwill impairment, non-cash-stock-based compensation costs, derivative income, severance, new business development costs, and other non-recurring costs, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing, future company performance.

Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Forward Looking Statements

This press release may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. As a result of a number of known and unknown risks and uncertainties, including the unprecedented impact of COVID-19 pandemic on the Company’s business, customers, employees, regional business partners and other stakeholders, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the Company’s expectations as of the date of this report and speak only as of the date of this report and are advised to consider the factors listed under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s SEC filings, as may be updated and amended from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:
The Blueshirt Group
Whitney Kukulka
investors@rumbleon.com

Source: RumbleOn

RumbleOn, Inc.
Consolidated Statements of Operations
For the Two Years Ended December 31, 2019 and 2018
(Unaudited)

	2019	2018
Revenue:
Pre-owned Vehicle Sales:
Powersports	$101,008,976	$61,204,416
Automotive	717,042,511	91,369,996
Transportation and Vehicle Logistics	22,577,860	3,823,819
Total revenue	840,629,347	156,398,231

Cost of revenue:
Powersports	88,673,515	54,334,066
Automotive	685,313,895	85,761,505
Transportation	16,023,961	2,755,856
Total cost of revenue	790,011,371	142,851,427

Gross profit	50,617,976	13,546,804

Selling, general and administrative	86,624,249	35,963,930

Depreciation and amortization	1,786,426	984,006

Operating loss	(37,792,699)	(23,401,132)

Interest expense	(7,187,604)	(1,780,685)
Decrease in derivative liability	1,302,500	-
Loss on early extinguishment of debt	(1,499,250)	-
Net loss before provision for income taxes	(45,177,053)	(25,181,817)

Benefit for income taxes	-	-

Net loss	$(45,177,053)	$(25,181,817)

Weighted average number of common shares outstanding - basic and fully diluted	22,294,268	14,833,162

Net loss per share - basic and fully diluted	$(2.03)	$(1.70)

Reconciliation of Non-GAAP Measures

RumbleOn, Inc.
Reconciliation of Adjusted EBITDA to Net Loss
(Unaudited)

	2019	2018
Net loss	$(45,177,053)	$(25,181,817)
Add back:
Interest expense (including debt extinguishment)	8,686,854	1,780,685
Depreciation and amortization	1,786,426	984,006
EBITDA	(34,703,773)	(22,417,126)
Goodwill impairment	1,850,000	-
Non-cash-stock-based compensation	3,836,518	1,657,680
Derivative income	(1,302,500)	-
Severance	1,079,438	-
New business development	1,224,523	-
Other non-recurring costs (1)	1,639,666	765,060
Adjusted EBITDA	$(26,376,128)	$(19,994,386)

1These costs include acquisition -related costs, financing activities, litigation expenses, technology implementation costs and facility closure costs that are not considered part of our core business operations and are not an indicator of ongoing, future company performance.